UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 20, 2018

EAGLE FINANCIAL BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-38162	82-1340349
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

6415 Bridgetown Road, Cincinnati, Ohio		45248
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (513) 574-0700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07  Submission of Matters to a Vote of Securities Holders

The Annual Meeting of Stockholders of Eagle Financial Bancorp, Inc. (the "Company") was held on September 18, 2018.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Proxy Statement.  Of the 1,612,808 shares outstanding and entitled to vote, 1,349,098 shares were present at the meeting in person or by proxy.  The final results of the stockholder vote are as follows:

1.	The election of two directors of the Company, to serve for three-year terms and until their successors are elected and qualified.

	For	Withhold	Broker Non-Votes

James W. Braun	892,852	61,222	395,024

Adam B. Goetzman	887,219	66,855	395,024

2.	Approval of the Eagle Financial Bancorp, Inc. 2018 Equity Incentive Plan.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes

854,515	97,859	1,700	395,024

3.	The ratification of the appointment of BKD, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes

1,293,282	55,516	300	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EAGLE FINANCIAL BANCORP, INC.

DATE: September 20, 2018	By:	/s/ Gary J. Koester
Gary J. Koester
President and Chief Executive Officer